Filed Pursuant to Rule 424(b)(2)
Registration No. 333-278517

PROSPECTUS SUPPLEMENT

(To Prospectus Dated April 5, 2024)

$1,150,000,000

TD SYNNEX Corporation

$550,000,000 4.300% Senior Notes due 2029

$600,000,000 5.300% Senior Notes due 2035

TD SYNNEX Corporation, a Delaware corporation (“we” or “TD SYNNEX”), is offering $550 million aggregate principal amount of 4.300% Senior Notes due 2029 (the “2029 notes”) and $600 million aggregate principal amount of 5.300% Senior Notes due 2035 (the “2035 notes” and, together with the 2029 notes, the “notes”). We will pay interest on the 2029 notes semi-annually in arrears on January 17 and July 17 of each year, beginning on January 17, 2026. We will pay interest on the 2035 notes semi-annually in arrears on April 10 and October 10 of each year, beginning on April 10, 2026. The 2029 notes will mature on January 17, 2029, and the 2035 notes will mature on October 10, 2035.

We may redeem each series of notes, at any time in whole or from time to time in part, at the applicable redemption prices described in this prospectus supplement. If a change of control triggering event as described in the accompanying prospectus occurs with respect to the notes, we will be required to offer to repurchase the notes from the holders thereof on the terms described in this prospectus supplement and the accompanying prospectus. See “Description of the Notes—Redemption—Optional Redemption” herein and “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus.

The notes of each series will be our senior unsecured debt obligations and will rank equally in right of payment with each other and all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of our subsidiaries. The notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness.

Each series of notes will constitute a new class of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes on any automated quotation system.

Investing in the notes involves a significant degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of certain risks that you should consider in connection with an investment in the notes.

	Per 2029 note	Total	Per 2035 note	Total
Initial public offering price(1)	99.912%	$549,516,000	99.977%	$599,862,000
Underwriting discount	0.350%	$1,925,000	0.650%	$3,900,000
Proceeds, before expenses, to TD SYNNEX(1)	99.562%	$547,591,000	99.327%	$595,962,000

(1)	Plus accrued interest, if any, from October 10, 2025 to the date of delivery, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company for the account of its participants, including Clearstream Banking, société anonyme, and Euroclear Bank S.A./N.V., as operator of the Euroclear system, against payment therefor on or about October 10, 2025.

Joint Book-Running Managers

BofA Securities	HSBC	Scotiabank	Wells Fargo Securities

Citigroup	Mizuho

Co-Managers

BNP PARIBAS	Credit Agricole CIB	J.P. Morgan	MUFG

PNC Capital Markets LLC	SMBC Nikko	TD Securities
BBVA	Santander	SOCIETE GENERALE

The date of this prospectus supplement is October 7, 2025.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering of the notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which will not apply to the notes. It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus supplement and the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration, or continuous offering, process. Under this shelf registration process, we may, from time to time, offer and sell to the public separately or together in any combination the securities described in the accompanying prospectus, including the notes, up to an indeterminate amount, of which this offering is a part. In this prospectus supplement, we provide you with specific information about the terms of the notes and this offering.

This prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. If the information in this prospectus supplement is different from, or inconsistent with, the information in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision, including in particular the information set forth and referred to under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein and therein. We describe the documents that we incorporate by reference under the caption “Incorporation of Information by Reference” in this prospectus supplement. The following material is qualified in its entirety by reference to the detailed information and financial statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. References in this prospectus supplement to “we,” “our” and “us” refer to TD SYNNEX Corporation and, unless the context requires otherwise, its subsidiaries.

Company Overview

We are a Fortune 100 corporation and a leading global distributor and solutions aggregator for the information technology (“IT”) ecosystem.

We aggregate and distribute IT hardware, software, and systems including personal computing devices and peripherals, mobile phones and accessories, printers, server and datacenter infrastructure, hybrid cloud, security, networking, communications and storage solutions, and system components. We also design and deliver purpose-built server, storage and networking solutions for the hyperscale infrastructure market. We offer a comprehensive catalog of more than 200,000 technology products (as measured by active SKUs) from approximately 2,500 original equipment manufacturers, suppliers of traditional technologies such as personal computing devices, mobile phones and accessories, and strategic technologies such as cloud, security, data analytics, artificial intelligence and hyperscale infrastructure. Our products are marketed globally to an active reseller base of more than 150,000 customers. Our suppliers include leading IT systems, system components and peripherals, software, communications and security equipment, and networking equipment manufacturers. We purchase these and other complementary products from our suppliers and sell them to our reseller and retail customers. We perform a similar function for our distribution of licensed software products. Our reseller customers include value-added resellers, corporate resellers, government resellers, system integrators, direct marketers, retailers and managed service providers. We provide our vendors with access to large and highly fragmented markets such as small- and medium-sized businesses and serve as a variable, cost effective route to market for our vendors by providing them with access to resellers and end-users. We combine our core strengths in distribution with demand generation, supply chain management and design and integration solutions to help our customers achieve greater efficiencies in time to market, cost minimization, real-time linkages in the supply chain and aftermarket product support. We also provide comprehensive IT solutions in key vertical markets such as government and healthcare and we provide specialized service offerings that increase efficiencies in the areas of global computing components, logistics services and supply chain management. Additionally, we provide our customers with systems design and integration solutions for data center servers and networking solutions built specific to our customers’ workloads and data center environments.

Corporate Information

We have been in business since 1980 and have headquarters in both Clearwater, Florida and Fremont, California. We were originally incorporated in the State of California as COMPAC Microelectronics, Inc. in November 1980, and we changed our name to SYNNEX Information Technologies, Inc. in February 1994. We later reincorporated in the State of Delaware under the name of SYNNEX Corporation in October 2003. On October 22, 2021, as a result of the Mergers (as defined below), we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Restated Certificate of Incorporation to change our corporate name from SYNNEX Corporation to TD SYNNEX Corporation, effective November 3, 2021. Our common stock is listed on The New York Stock Exchange under the symbol “SNX.” Our principal executive offices are located at 44201 Nobel Drive, Fremont, California 94538, and our telephone number is (510) 656-3333.

The Offering

The terms of the notes are summarized below solely for your convenience. This summary is not a complete description of the notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, and consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. For a more detailed description of the notes, see “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	TD SYNNEX Corporation

Securities Offered	$550,000,000 aggregate principal amount of 4.300% Senior Notes due 2029 (the “2029 notes”).

$600,000,000 aggregate principal amount of 5.300% Senior Notes due 2035 (the “2035 notes” and, together with the 2029 notes, the “notes”).

Maturity Dates	The 2029 notes will mature on January 17, 2029.

The 2035 notes will mature on October 10, 2035.

Interest Rates	The 2029 notes will accrue interest at a rate of 4.300% per year.

The 2035 notes will accrue interest at a rate of 5.300% per year.

Interest Payment Dates	Interest on the 2029 notes will be payable semi-annually in arrears on January 17 and July 17 of each year, beginning on January 17, 2026.

Interest on the 2035 notes will be payable semi-annually in arrears on April 10 and October 10 of each year, beginning on April 10, 2026.

Ranking	The notes of each series will be our general unsecured obligations and will rank equally in right of payment with each other and all of our other unsecured and unsubordinated indebtedness from time to time outstanding.

Holders of any of our existing or future secured indebtedness and other secured obligations will have claims that are prior to your claims as holders of the notes, to the extent of the value of the assets securing such indebtedness and other obligations, in the event of any bankruptcy, liquidation or similar proceeding. The notes will be structurally subordinated to all existing and future indebtedness of our subsidiaries (other than indebtedness and liabilities owed to us, if any).

No Guarantees	The notes will not be guaranteed by any of our subsidiaries.

Optional Redemption	We may redeem each series of the notes at our option, in whole or in part, at any time at redemption prices determined as set forth under the heading “Description of the Notes—Optional Redemption.”

Change of Control Triggering Event

Upon the occurrence of a “Change of Control Triggering Event,” as defined under “Description of Debt Securities” in the accompanying prospectus, unless we have exercised our option to redeem the notes, each holder will have the right to require us to repurchase all or any part of that holder’s notes at a price equal to 101% of the aggregate principal amount of the notes to be repurchased plus any accrued and unpaid interest on such notes to, but not including, the repurchase date. See “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus.

Use of Proceeds	We expect that the net proceeds to be received by us from the sale of the notes offered hereby will be approximately $1.140 billion, after deducting the underwriting discounts and estimated offering fees and expenses payable by us. We intend to use the proceeds from the sale of the notes in this offering, together with other available funds, (i) to repay all or a portion of the $581.3 million senior unsecured term loan outstanding as of the date hereof under the TD SYNNEX Credit Agreement (as defined herein), which term loan bears interest at a floating rate (5.79% as of August 31, 2025) and matures on September 1, 2026 (the “2026 Term Loan”), (ii) to repay or redeem on or prior to maturity the outstanding $700 million aggregate principal amount of our 1.750% Senior Notes due August 9, 2026 (the “2026 Notes”), and (iii) for general corporate purposes. See “Use of Proceeds.”

Conflicts of Interest	Certain of the underwriters and/or their respective affiliates and associated persons are lenders under the 2026 Term Loan and/or may own a portion of the 2026 Notes. If any of the underwriters, together with their respective affiliates and associated persons, receive at least 5% of the net proceeds from this offering, not including underwriting compensation, as a result of our intended use of the net proceeds from the sale of the notes, such underwriters will be deemed to have a “conflict of interest” within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA Rule 5121”). However, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are “investment grade rated” as defined by FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Form and Minimum Denominations	The notes of each series will be represented by one or more global securities registered in the name of the nominee of DTC. The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Further Issuances	We may, without the consent of existing holders of the applicable series of notes, create and issue additional notes of such series having the same terms and conditions as the notes of such series offered hereby in all respects (except for the issue date, price to public and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series and vote as a single class with the applicable series of notes; provided that if the additional notes are not fungible with the outstanding notes of the applicable series for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.

No Public Markets	The notes are new securities and there are currently no established trading markets for the notes. The underwriters have advised us that they presently intend to make a market in the notes of each series. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, liquid markets for the notes may not be available if you try to sell your notes. We do not intend to apply to list the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system.

Trustee	The trustee for the notes will be Citibank, N.A. (the “trustee”).

Risk Factors	Investing in the notes involves a significant degree of risk. For a discussion of factors, you should carefully consider before deciding to purchase the notes, see “Risk Factors” and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

An investment in the notes involves a significant degree of risk. You should carefully consider the following risk factors regarding the notes and this offering, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide whether to purchase the notes. The risks and uncertainties described below and incorporated by reference in this prospectus supplement and the accompanying prospectus are not the only risks and uncertainties that we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may impair our financial condition and business operations. If any of the following risks actually occur, our business’s financial condition and operating results would suffer. The risks discussed below and incorporated by reference in this prospectus supplement and the accompanying prospectus also include forward-looking statements and our actual results may differ substantially from those discussed in those forward-looking statements. See “Cautionary Note Concerning Forward-Looking Statements.”

Risks Relating to TD SYNNEX

See the discussions of risk factors in Part I, Item 1A of our Annual Report on Form 10-K for the year ended November 30, 2024, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, to read about certain risks relating to our business and an investment in the notes.

Risks Related to the Notes

The notes will be effectively subordinated to any of our future secured indebtedness to the extent of the value of the property securing that indebtedness.

The notes will not be secured by any of our assets. We may incur secured debt in the future, and the indenture (as defined in the accompanying prospectus) does not limit the amount of indebtedness (whether secured or unsecured or whether senior or subordinated) which we or our subsidiaries may incur, provided that, subject to significant exceptions, we may not subject certain of our property or assets to any lien (other than permitted liens) unless the notes are secured equally and ratably with or prior to that other secured indebtedness. As of August 31, 2025, we did not have any secured indebtedness. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization, the proceeds from the sale of assets securing our secured indebtedness will be available to pay obligations on the notes only after all indebtedness under our secured debt has been paid in full. Holders of the notes will share in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. As a result, the holders of the notes may receive less, ratably, than the holders of secured debt in the event of our bankruptcy, insolvency, liquidation, dissolution or reorganization.

The notes will be our senior unsecured debt obligations and will rank equally in right of payment with each other and all of our other existing and future unsecured and unsubordinated indebtedness. As of August 31, 2025, we had approximately $3,976.3 million of senior indebtedness that would have ranked equally in right of payment with the notes.

The notes will be structurally subordinated to all obligations of our existing and future subsidiaries.

Our subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. You will not have any claim as a creditor against our subsidiaries (unless and only to the extent any subsidiaries guarantee the notes, which none of our subsidiaries are obligated to do), and therefore the notes will be structurally subordinated to all indebtedness and other obligations of each subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of such subsidiary, all of the holders of such subsidiary’s debt and other creditors (including trade creditors) would be entitled to payment in full out of such subsidiary’s assets before we would be entitled to any payment. As of August 31, 2025, our subsidiaries had a total of approximately $0.3 billion of indebtedness outstanding.

In addition, the indenture does not contain any limitation on each subsidiary’s ability to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables and lease obligations, that may be incurred by each subsidiary. Further, the indenture does not contain any financial covenants or other provisions that would afford the holders of the notes any substantial protection in the event we participate in a highly leveraged transaction. The indenture also does not limit our ability to pay dividends, make distributions or repurchase shares of our common stock. Any such transaction could adversely affect you.

We may incur additional indebtedness in the future, which could adversely affect our financial health.

As of August 31, 2025, we had approximately $4,238.8 million of total debt, of which $1,196.1 million was then current. Our level of indebtedness increases the possibility that we may be unable to generate cash sufficient to pay when due the principal of, interest on, or other amounts associated with our indebtedness. Further, our debt service obligations will require us to use a portion of our cash flow to pay interest and principal on debt instead of for other corporate purposes. Neither we nor our subsidiaries will be restricted under the terms of the notes from incurring additional debt. The limited covenants applicable to the notes do not require us to achieve or maintain any minimum financial results relating to our respective financial position or results of operations. The ability to incur additional debt and take a number of other actions that are not limited by the terms of the notes could have the effect of diminishing our ability to make payments on the notes when due.

We may not be able to repurchase the notes upon a change of control triggering event.

Upon the occurrence of specific kinds of change of control triggering events, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus. Additionally, under our amended and restated credit agreement, dated as of April 16, 2024 (as amended, the “TD SYNNEX Credit Agreement”), certain change of control triggering events constitute an event of default that permits the lenders thereunder to accelerate the maturity of loans outstanding under the TD SYNNEX Credit Agreement and to terminate all commitments to lend thereunder. We expect that the source of funds for any purchase of the notes and repayment of borrowings under the TD SYNNEX Credit Agreement would be our available cash or cash generated from our subsidiaries’ operations or other sources. We may not be able to purchase the notes upon a change of control triggering event because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control triggering event and repay our other indebtedness that will become due. If we fail to repurchase the notes in that circumstance, we will be in default under the indenture. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the notes may be limited by law. In order to avoid the obligations to repurchase the notes and events of default and potential breaches of the TD SYNNEX Credit Agreement, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

The exercise by the holders of notes of their right to require us to purchase the notes pursuant to a change of control offer could cause a default under the agreements governing our other indebtedness, including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on us. In the event a change of control offer is required to be made at a time when we are prohibited from purchasing notes, we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain the requisite consent or repay those borrowings, we will remain prohibited from purchasing notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture which could, in turn, constitute a default under our other indebtedness.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

One of the circumstances under which a change of control may occur is upon the sale or disposition of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law and the interpretation of that phrase will likely depend upon particular facts and circumstances. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain. See “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus.

Certain corporate events may not trigger a change of control, in which case we will not be required to redeem the notes.

The indenture will permit us to engage in certain corporate events that could increase indebtedness or alter our business but would not constitute a “change of control” as defined in the indenture. As a result of the definition of “Change of Control,” certain extraordinary corporate events could take place without having the “Change of Control” provision of the notes apply. See “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus.

Your ability to transfer the notes may be limited by the absence of an active trading market and an active trading market may not develop for the notes.

Each series of notes will be a new issuance of securities for which there is no established trading market. The underwriters of the notes have advised us that they intend to make a market in each series of notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in any of the notes and, if commenced, may discontinue their market-making activities at any time without notice.

Therefore, an active market for each series of notes may not develop or be maintained, which would adversely affect the market prices and liquidity of such notes. In such case, the holders of each series of notes may not be able to sell their notes at a particular time or at a favorable price. If a trading market were to develop, future trading prices of each series of notes may be volatile and will depend on many factors, including:

•	the number of holders of notes;

•	prevailing interest rates;

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market for them; and

•	the market for similar securities.

Even if an active trading market for any of the notes does develop, there is no guarantee that it will continue. The market, if any, for such notes may experience similar disruptions and any such disruptions may adversely affect the liquidity in that market or the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering prices, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

We may choose to redeem the notes when prevailing interest rates are relatively low.

Each series of notes is redeemable at our option and we may choose to redeem some or all of such series of notes from time to time, especially when prevailing interest rates are lower than the rate borne by such series of notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes of such series being redeemed. See “Description of the Notes—Redemption—Optional Redemption.”

An increase in market interest rates could result in a decrease in the value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Changes in our credit ratings may adversely affect your investment in the notes and may not reflect all risks of an investment in the notes.

The credit ratings of our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the notes, in as much as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the rating agencies by us and information obtained by the rating agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. Other rating agencies with whom we have not engaged may publish their own ratings of us. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under review for a downgrade, could affect the market value and liquidity of the notes and increase our borrowing costs. Any future lowering of our ratings likely would make it more difficult or more expensive for us to obtain additional debt financing. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Forward-looking statements included in this prospectus supplement, the accompanying prospectus or information and other documents incorporated by reference herein and therein are based on various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include terms such as “believes,” “expects,” “anticipates,” “intends,” “allows,” “projects,” “estimates,” “plans,” and similar or the negative of such expressions or future or conditional verbs such as “can,” “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. You should not place undue reliance on these forward-looking statements. We discuss in greater detail in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein many of these risks, uncertainties, and assumptions, including under the heading “Risk Factors.” Additional cautionary statements or discussions of risks, uncertainties and assumptions that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to, those discussed in the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, and under Part I, Item 1A of our Annual Report on Form 10-K for the year ended November 30, 2024, incorporated by reference in this prospectus supplement and the accompanying prospectus.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, or any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus speaks only as of the date on which it was made. Except as required by law, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward- looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We expect the net proceeds from the sale of the notes offered hereby to be approximately $1.140 billion, after deducting the underwriting discounts and estimated offering fees and expenses payable by us. We intend to use the proceeds from the sale of the notes in this offering, together with other available funds, (i) to repay all or a portion of the $581.3 million senior unsecured term loan outstanding as of the date hereof under the TD SYNNEX Credit Agreement, which term loan bears interest at a floating rate (5.79% as of August 31, 2025) and matures on September 1, 2026, (ii) to repay or redeem on or prior to maturity the outstanding $700 million aggregate principal amount of our 1.750% Senior Notes due August 9, 2026, and (iii) for general corporate purposes. Pending final use, we may invest the proceeds from this offering in short term, investment grade, interest bearing securities.

Certain of the underwriters and/or their respective affiliates and associated persons are lenders under the 2026 Term Loan and/or may own a portion of the 2026 Notes. If any of the underwriters, together with their respective affiliates and associated persons, receive at least 5% of the net proceeds from this offering, not including underwriting compensation, as a result of our intended use of the net proceeds from the sale of the notes, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are “investment grade rated” as defined by FINRA Rule 5121. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

CAPITALIZATION

The following table shows our consolidated capitalization as of August 31, 2025 and as adjusted to give effect to the sale of the notes offered hereby, after deducting the underwriting discounts, but before deducting the amount of estimated offering fees and expenses payable by us, and the application of the net proceeds therefrom to (i) to repay the $581.3 million senior unsecured term loan outstanding as of the date hereof under the TD SYNNEX Credit Agreement and (ii) to repay or redeem on or prior to maturity our outstanding 1.750% Senior Notes due 2026. See “Use of Proceeds.” The following material, which is presented in this prospectus supplement solely to furnish summary information, is qualified by, and should be considered in conjunction with, the more detailed information appearing in the documents incorporated by reference herein.

	As of August 31, 2025 (unaudited)
	Actual	As Adjusted
	(in thousands)
Cash and cash equivalents	$874,350	$736,653	(1)
Borrowings:
Short-term borrowings:
1.750% Senior Notes due 2026	$700,000	$—
Other short-term borrowing	496,085	496,085

Short-term borrowings before debt discount and issuance costs	$1,196,085	$496,085
Less current portion of unamortized debt discount and issuance costs	(1,291)	—

Total short-term borrowings, current	$1,194,794	$496,085

Long-term borrowings:
TD SYNNEX term loan	$581,250	$—
TD SYNNEX 2024 term loan	750,000	750,000
TD SYNNEX senior notes:
2.375% Senior Notes due 2028	600,000	600,000
2.650% Senior Notes due 2031	500,000	500,000
6.100% Senior Notes due 2034	600,000	600,000
Notes offered hereby	—	1,150,000	(2)
Other credit agreements and long-term debt	27,765	27,765

Long-term borrowings, before unamortized debt discount and issuance costs	$3,059,015	$3,627,765
Less: unamortized debt discount and issuance costs	(14,967)	(20,514)

Total-long term borrowings	$3,044,048	$3,607,251

Total borrowings	$4,238,842	$4,103,336

Total stockholders’ equity	$8,453,801	$8,453,801

Total capitalization	$12,692,643	$12,557,137

(1)

Reflects $1,143.6 million from the sale of the notes offered hereby, after deducting the underwriting discounts, but before deducting the amount of estimated offering fees and expenses payable by us, and (i) $581.3 million used to repay the senior unsecured term loan outstanding as of the date hereof under the TD SYNNEX Credit Agreement and (ii) $700 million used to repay or redeem our 1.750% Senior Notes due 2026.

(2)	Reflects the aggregate principal amount of notes being offered hereby, without giving effect to debt issuance costs.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes we are offering supplements and, to the extent inconsistent, supersedes the description of the general terms of the debt securities set forth under the section entitled “Description of Debt Securities” in the accompanying prospectus. You should read the accompanying prospectus in conjunction with this prospectus supplement. Because this is a summary, it does not contain all the information that may be important to you. You should also read the entire indenture, as amended and supplemented (including by the supplemental indentures establishing the terms of the notes), including the definitions of some terms, before you make any investment decision. References in this “Description of the Notes” to “we,” “our” and “us” refer only to TD SYNNEX Corporation and not its subsidiaries.

General

The notes of each series will be our general unsecured obligations and will rank equally in right of payment with each other and with all of our existing and future unsecured and unsubordinated indebtedness. The notes will be structurally subordinated to all existing and future indebtedness of our subsidiaries (other than indebtedness and liabilities owed to us, if any) and will be effectively subordinated in right of payments to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

The indenture permits us to issue senior notes in an unlimited aggregate principal amount to be issued from time to time in one or more series. All senior notes of any one series need not be issued at the same time, and a series may be reopened for issuances of additional senior notes of such series. Thus, we may, without the consent of existing holders of the applicable series of notes, create and issue additional notes having the same terms and conditions as the notes of such series offered hereby in all respects (except for the issue date, the price to public and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes). Such additional notes may be consolidated and form a single series and vote as a single class with the applicable series of notes; provided that if the additional notes are not fungible with the outstanding notes of the applicable series for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers.

Principal, Maturity and Interest

The 2029 notes will initially be limited to $550,000,000 aggregate principal amount, and the 2035 notes will initially be limited to $600,000,000 aggregate principal amount. The 2029 notes will mature on January 17, 2029, and the 2035 notes will mature on October 10, 2035. Interest on the 2029 notes will accrue at the rate of 4.300% per year, and interest on the 2035 notes will accrue at the rate of 5.300% per year and, in each case, will start to accrue from the date that the notes are issued. We will pay interest on the 2029 notes semi-annually in arrears on January 17 and July 17 of each year, beginning on January 17, 2026. We will make each interest payment on the 2029 notes to the holders of record of the 2029 notes at the close of business on the January 1 or July 1 immediately preceding the relevant interest payment date. We will pay interest on the 2035 notes semi-annually in arrears on April 10 and October 10 of each year, beginning on April 10, 2026. We will make each interest payment on the 2035 notes to the holders of record of the 2035 notes at the close of business on the April 1 or October 1 immediately preceding the relevant interest payment date.

Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date, redemption date or the maturity date falls on a day that is not a Business Day (as defined below), the payment due on that interest payment date, redemption date or the maturity date will be made on the next Business Day and without any interest or other payment in respect of such delay.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close.

Form and Denomination

Each series of notes will constitute a separate series of securities under the indenture and will be issued only in fully registered form in minimum denominations of $2,000 and multiples of $1,000 in excess thereof. Each series of notes will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, New York, New York, which we refer to as DTC.

Redemption

Optional Redemption

Prior to December 17, 2028, in the case of the 2029 notes (one month prior to the maturity date of the 2029 notes) (the “2029 notes Par Call Date”) or July 10, 2035, in the case of the 2035 notes (three months prior to the maturity date of the 2035 notes) (the “2035 notes Par Call Date” and, together with the 2029 notes Par Call Date, the “Par Call Dates,” and each, a “Par Call Date”), we may redeem the notes of such series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes of such series to be redeemed from the redemption date to the applicable Par Call Date, in each case discounted to the redemption date (assuming the notes matured on such Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the applicable Treasury Rate (as defined below) plus 15 basis points for the 2029 notes and 20 basis points for the 2035 notes, in each case less (b) interest accrued on the notes of such series to be redeemed to the redemption date; and

(2)	100% of the principal amount of the notes of such series to be redeemed,

plus, in either case, accrued and unpaid interest, if any, thereon to, but not including, the redemption date.

On or after the applicable Par Call Date, we may also redeem the notes of any series at our option, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but not including, the redemption date.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of record of the notes of such series to be redeemed at its registered address.

In the case of a partial redemption, selection of the notes of such series for redemption will be made pro rata, by lot or by such other method as the trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. The notice of redemption for the notes will state, among other things, the amount of notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary. Unless we default in the payment of the redemption price, interest will cease to accrue on any notes that have been called for redemption at the redemption date.

Notice of any optional redemption of the notes may, at our discretion, be given in connection with a debt or equity offering or incurrence or other transaction (or series of related transactions), change of control or other event and prior to the completion or the occurrence thereof, and any such redemption may, at our discretion, be subject to one or more conditions precedent, including, but not limited to, completion or occurrence of the related debt or equity offering, incurrence, transaction or event, as the case may be. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in our discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied (or waived by us in our sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by us in our sole discretion) by the redemption date or by the redemption date as so delayed, or such notice may be rescinded at any time in our discretion if we reasonably believe that any or all of such conditions will not be satisfied or waived. In addition, we may provide in such notice that payment of the redemption price and performance of our obligations with respect to such redemption may be performed by another person.

Our actions and determinations in determining the redemption price on any redemption date shall be conclusive and binding for all purposes, absent manifest error.

We may, subject to compliance with applicable law, at any time purchase notes in the open market or otherwise.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs:

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate for any series of the notes, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one or more with a maturity date preceding the applicable Par Call Date and one or more with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.

Repurchase Upon Change of Control Triggering Event

The notes are subject to an option by each holder of the notes to require us to repurchase all or any part of that holder’s notes upon a Change of Control Triggering Event as described under the section entitled “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus.

No Sinking Fund

The notes will not be subject to any sinking fund.

Book Entry System; Global Notes

We have obtained the following information concerning the Depositary Trust Company (“DTC”), Clearstream Banking S.A. (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

Except as set forth below, the notes of each series will initially be issued in the form of one or more global notes. The notes of each series will be issued as fully-registered securities registered, at the request of DTC, in the name of Cede & Co. Except as set forth below, the global note or notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. One fully-registered security certificate will be issued for the notes of each series in the aggregate principal amount of the notes, and will be deposited with DTC or the trustee on behalf of DTC. If, however, the aggregate principal amount of the notes of each series exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount of the notes and an additional certificate will be issued with respect to any remaining principal amount of the notes. Investors may hold their beneficial interests in a global note directly through DTC or indirectly through organizations which are participants in the DTC systems.

If you wish to hold notes through the DTC system, you must either be a direct participant in DTC or hold through a direct participant in DTC. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations that have accounts with DTC. For those holders of notes outside the United States, Euroclear and Clearstream (both described below) participate in DTC through their New York depositaries (each, a “U.S. Depositary”). Indirect participants are securities brokers and dealers, banks and trust companies that do not have an account with DTC, but that clear through or maintain a custodial relationship with a direct participant. Thus, indirect participants have access to the DTC system through direct participants or through other indirect participants that have access through direct participants.

DTC may grant proxies or authorize its participants (or persons holding beneficial interests in the global notes through these participants) to exercise any rights of a holder or take any other actions that a holder is entitled to take under the indenture or the notes. The ability of Euroclear or Clearstream to take actions as a holder of the notes under the indenture will be limited by the ability of their respective depositaries to carry out such actions for them through DTC. Euroclear and Clearstream will take such actions only in accordance with their respective rules and procedures.

DTC, Euroclear and Clearstream are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. We and the trustee will not be responsible for DTC’s, Euroclear’s or Clearstream’s performance of their obligations under their rules and procedures, or for the performance by direct or indirect participants of their obligations under the rules and procedures of the clearance systems.

Transfers within DTC, Euroclear and Clearstream will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between investors who hold or who will hold any notes through DTC and investors who hold or will hold any notes through Euroclear or Clearstream will be effected in DTC through the respective depositaries of Euroclear and Clearstream.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture and under the notes. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the indenture or under the notes for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its beneficial interest, to exercise any rights of a holder of notes under the indenture or a global note.

Notes represented by a global note can be exchanged for definitive securities in registered form only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global note and a successor depositary is not appointed within 90 days after receiving such notice,

•

at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a successor depositary is not appointed within 90 days after receiving such notice,

•	we execute and deliver to the trustee and the registrar an officer’s certificate stating that the global note shall be so exchangeable, or

•	an event of default with respect to the notes represented by that global note has occurred and is continuing.

A global note that can be exchanged as described in the preceding sentence will be exchanged for definitive securities issued in authorized denominations in registered form for the same aggregate amount. The definitive securities will be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the trustee.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a debt security represented by a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Payments on the notes represented by global notes will be made to DTC or its nominee, as the case may be, as the registered owner and the sole holder thereof. We expect that DTC or its nominee, upon receipt of any payment on the notes represented by a global note and of corresponding detail information, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in a global note held through such participants will be governed by standing instructions and customary practice as is now the case with notes held for the accounts of customers registered in the names of nominees for such customers. The participants will have sole responsibility for those payments.

The laws of some states require certain purchasers of notes to take physical delivery of the notes in definitive form. These laws may impair your ability to transfer beneficial interests in a global note or notes to such purchasers. DTC can act only on behalf of its direct participants, who in turn act on behalf of indirect participants and certain banks. Thus, your ability to pledge a beneficial interest in a global note or notes to persons that do not participate in the DTC system, and to take other actions, may be limited because you will not possess a physical certificate that represents your interest.

The Depository Trust Company

We understand that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act;

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•

DTC’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC;

•

access to the DTC system is also available to others such as securities brokers, dealers, banks, trust companies and others that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	the rules applicable to DTC and its participants are on file with the SEC.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear and Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

Clearstream and Euroclear

We have obtained the information in this section concerning Clearstream and Euroclear, and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

We understand that Clearstream is a limited liability company organized under Luxembourg law as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with a Clearstream participant.

We understand that Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV (the “Euroclear Operator”) under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

We understand that the Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

We have provided the descriptions of the operations and procedures of Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience, and we make no representation or warranty of any kind with respect to these operations and procedures. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters or the trustee takes any responsibility for these operations or procedures, and you are urged to contact Clearstream and Euroclear or their participants directly to discuss these matters.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations of the purchase, ownership and disposition of the notes. Except where noted, this summary deals only with notes held as capital assets by beneficial owners of the notes who purchase notes in this offering at their issue price, which is the first price at which a substantial amount of the notes is sold to investors, excluding sales to the underwriters or to similar persons acting in the capacity of placement agents or wholesalers. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder and judicial and administrative rulings and decisions now in effect, all of which are subject to change or differing interpretations, possibly with retroactive effect. This summary does not purport to address all aspects of U.S. federal income taxation that may affect particular investors in light of their individual circumstances (including holders that are directly or indirectly related to us), or certain types of investors subject to special treatment under the U.S. federal income tax laws, such as persons that mark to market their securities, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements under Section 451(b) of the Code, financial institutions, regulated investment companies, real estate investment trusts, corporations subject to the accumulated earnings tax, holders subject to the alternative minimum tax, individual retirement and other tax-deferred accounts, tax-exempt organizations, brokers, dealers in securities and commodities, certain former U.S. citizens or long-term residents, life insurance companies, persons that hold notes as part of a hedge against currency or interest rate risks or that hold notes as part of a position in a constructive sale, straddle, conversion transaction or other integrated transaction for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, persons that acquire their notes in connection with employment or other performance of personal services, partnerships or other pass-through entities and investors in such entities, subsequent purchasers of the notes and U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar or that hold notes through a non-U.S. broker or other non-U.S. intermediary. This summary does not address any aspect of state, local or foreign taxation or any U.S. federal tax other than U.S. federal income tax.

For purposes of this summary, a “U.S. holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if (a) a court within the United States is able to exercise primary jurisdiction over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (b) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

For purposes of this summary, a “non-U.S. holder” is a beneficial owner of a note that is not a U.S. holder or a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships that hold notes (and partners in such partnerships) should consult their tax advisors.

We have not requested, and do not intend to request, a ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax considerations described below. There can be no assurance that the IRS will not disagree with or challenge any of the conclusions set forth herein.

If we experience a change of control, we will be required to offer to purchase the notes from holders at a price in excess of stated principal. See “Description of Debt Securities—Covenants—Change of Control Offer” in the accompanying prospectus. We have determined the likelihood of such a contingency is remote. Our determination regarding such likelihood is not binding on the Internal Revenue Service (the “IRS”). However, our determination is binding on you unless you explicitly disclose to the IRS on your federal income tax return for the year during which you acquire the notes that you are taking a different position. Given our determination, we do not intend to treat the notes as contingent payment debt instruments for U.S. federal income tax purposes. If the IRS or a court were to take a contrary position, the notes could be subject to U.S. federal income tax rules governing contingent payment debt instruments, in which case the amount and timing of income inclusions with respect to the notes and the character of income recognized on a sale, exchange or redemption of a note, could differ materially and adversely from what is described below. The remainder of this discussion assumes that the notes will not be subject to the contingent payment debt instrument rules.

This summary of material U.S. federal income tax considerations is for general information only and is not tax advice. If you are considering investing in the notes, you should consult your own tax advisor with respect to your particular tax consequences of the purchase, ownership and disposition of the notes, including the tax consequences under the laws of any state, local or non-U.S. jurisdiction.

U.S. Holders

Interest

If the notes are issued at a discount from their stated redemption price at maturity, it is expected that any such discount will be less than the statutorily defined de minimis amount. Accordingly, interest on a note will generally be taxable to a U.S. holder as ordinary interest income at the time it accrues or is received in accordance with the holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Other Taxable Disposition of a Note

Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other taxable disposition and the holder’s adjusted tax basis in the note. For these purposes, the amount realized does not include any amount attributable to accrued but unpaid interest. Amounts attributable to accrued but unpaid interest are treated as interest as described under “Interest” above. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount such holder paid for the note. Gain or loss realized on the sale, exchange, redemption or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, redemption or other taxable disposition the note has been held by the U.S. holder for more than one year. The deductibility of capital losses is subject to limitations under the Code.

Medicare Tax on Unearned Income

Certain U.S. holders who are individuals, estates or trusts will be subject to a 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” (as applicable), which may include all or a portion of their interest on the notes and net gains upon a disposition of the notes. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to any of their income or gains in respect of the notes.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments on the notes and the proceeds from a sale or other disposition of the notes unless the U.S. holder is an exempt recipient such as a corporation and, if requested, demonstrates this fact. A U.S. holder will be subject to U.S. backup withholding, currently at a rate of 24%, on these payments if the U.S. holder fails to provide its taxpayer identification number to the applicable payor and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund provided that the required information is timely furnished to the IRS.

Non-U.S. Holders

Payments of Interest

Subject to the discussions below concerning backup withholding and FATCA (as defined below), payments of interest on a note to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax as long as the non-U.S. holder:

•	does not conduct a trade or business in the United States with respect to which the interest is effectively connected;

•	does not actually, indirectly or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, within the meaning of Section 871(h)(3) of the Code;

•	is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of Section 881(c)(3)(C) of the Code;

•	is not a bank whose receipt of the interest is described in Section 881(c)(3)(A) of the Code; and

•	satisfies the certification requirements described below.

The certification requirements will be satisfied if either (a) the beneficial owner of the note timely certifies, under penalties of perjury, to the applicable withholding agent that such owner is a non-U.S. holder and provides its name and address or (b) a custodian, broker, nominee or other intermediary acting as an agent for the beneficial owner (such as a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business) that holds the note in such capacity timely certifies, under penalties of perjury, to the applicable withholding agent that such statement has been received from the beneficial owner of the note by such intermediary, or by any other financial institution between such intermediary and the beneficial owner, and furnishes to the applicable withholding agent a copy thereof. In general, the foregoing certification may be provided on a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8IMY, as applicable.

A non-U.S. holder that is not exempt from tax under the foregoing rules generally will be subject to U.S. federal income tax withholding on payments of interest at a rate of 30% unless:

•

the interest is effectively connected with a U.S. trade or business conducted by such holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder), in which case the non-U.S. holder will be subject to U.S. federal income tax on a net basis; or

•	an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax.

A non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes and has effectively connected interest income (as described in the first bullet point above) may also, under certain circumstances, be subject to an additional “branch profits tax,” which is generally imposed on a foreign corporation on the deemed repatriation from the United States of effectively connected earnings and profits at a 30% rate unless the rate is reduced or the tax is eliminated by an applicable income tax treaty.

To claim the benefit of a lower rate of, or exemption from, withholding tax pursuant to an income tax treaty or to claim exemption from withholding because income is effectively connected with a U.S. trade or business, the non-U.S. holder must timely provide the appropriate, properly executed IRS forms. Certification to claim income is effectively connected with a U.S. trade or business is generally made on IRS Form W-8ECI. Certification to claim the benefit of a lower rate of, or exemption from, withholding tax pursuant to an income tax treaty is generally made on IRS Form W-8BEN or IRS Form W-8BEN-E.

In general, non-U.S. holders will be required to periodically update their IRS W-8 forms.

Sale, Exchange or Other Taxable Disposition of a Note

Subject to the discussions below concerning backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, exchange, redemption or other taxable disposition of a note unless (a) such gain is effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained in the United States by the non-U.S. holder) or (b) in the case of a non-U.S. holder who is an individual, the holder is present in the United States for 183 days or more during the taxable year in which such gain is realized and certain other conditions exist.

Except to the extent that an applicable income tax treaty otherwise provides, generally a non-U.S. holder that is described in clause (a) above will be subject to U.S. federal income tax on a net basis with respect to gain that is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and such a non-U.S. holder that is treated as a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to the branch profits tax as described above. Except to the extent that an applicable income tax treaty otherwise provides, an individual non-U.S. holder who is described in clause (b) above will be subject to a flat 30% tax on gain derived from the sale or other disposition, which may be offset by certain U.S. source capital losses.

Information Reporting and Backup Withholding

Payments of interest to a non-U.S. holder generally will be reported to the IRS and to the non-U.S. holder. Copies of applicable IRS information returns may be made available under the provisions of a specific tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Non-U.S. holders are generally exempt from backup withholding, currently at a rate of 24%, and additional information reporting on payments of principal, premium (if any), or interest provided that the non-U.S. holder (a) certifies its nonresident status on the appropriate IRS form (or a suitable substitute form) and certain other conditions are met or (b) otherwise establishes an exemption. Backup withholding is not an additional tax. Any backup withholding generally will be allowed as a credit or refund against the non-U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

FATCA

Sections 1471 through 1474 of the Code and the Treasury Regulations thereunder (commonly referred to as “FATCA”) generally impose a U.S. federal withholding tax of 30% on payments of interest on the notes and, subject to the proposed Treasury Regulations discussed below, the gross proceeds, including the return of principal, from a disposition, including a redemption, of notes paid to certain foreign entities unless various information reporting and other requirements are satisfied. This would generally apply in the case of debt obligations held through intermediaries who do not agree to satisfy such requirements or are not deemed to be compliant with the requirements of FATCA pursuant to an intergovernmental agreement or otherwise.

Under proposed Treasury Regulations, gross proceeds would not be subject to FATCA withholding. In its preamble to such proposed Treasury Regulations, the IRS has stated that taxpayers and withholding agents may generally rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

No additional amounts will be payable on account of any withholding obligation that is imposed with respect to payments on or dispositions of the notes as a result of the failure of any holder or beneficial owner of a note, or any intermediary through which it directly or indirectly owns such note, to comply with the requirements of FATCA. Prospective purchasers of the notes should consult their tax advisors regarding the effect, if any, of FATCA on their investment in the notes based on their particular circumstances.

UNDERWRITING (CONFLICTS OF INTEREST)

BofA Securities, Inc., HSBC Securities (USA) Inc., Scotia Capital (USA) Inc., and Wells Fargo Securities, LLC are acting as representatives (the “Representatives”) of the several underwriters named below. Under the terms and conditions contained in the underwriting agreement between us and the underwriters, the underwriters named below have agreed to purchase from us, severally and not jointly, the principal amounts of notes of each series offered by this prospectus supplement at the public offering price less the underwriting discounts set forth for each series of notes on the cover page of this prospectus supplement:

Underwriter	Principal Amount of 2029 Notes to be Purchased	Principal Amount of 2035 Notes to be Purchased
BofA Securities, Inc.	$77,000,000	$84,000,000
HSBC Securities (USA) Inc.	77,000,000	84,000,000
Scotia Capital (USA) Inc.	77,000,000	84,000,000
Wells Fargo Securities, LLC	77,000,000	84,000,000
Citigroup Global Markets Inc.	55,000,000	60,000,000
Mizuho Securities USA LLC	55,000,000	60,000,000
BNP Paribas Securities Corp.	16,500,000	18,000,000
Credit Agricole Securities (USA) Inc.	16,500,000	18,000,000
J.P. Morgan Securities LLC	16,500,000	18,000,000
MUFG Securities Americas Inc.	16,500,000	18,000,000
PNC Capital Markets LLC	16,500,000	18,000,000
SMBC Nikko Securities America, Inc.	16,500,000	18,000,000
TD Securities (USA) LLC	16,500,000	18,000,000
BBVA Securities Inc.	5,500,000	6,000,000
Santander US Capital Markets LLC	5,500,000	6,000,000
SG Americas Securities, LLC	5,500,000	6,000,000

Total	$550,000,000	$600,000,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent. The underwriting agreement provides that the underwriters will purchase all of the notes if any of them are purchased. In the underwriting agreement, we have agreed that we will not offer, pledge, sell, contract to sell or otherwise dispose of, any debt securities that are substantially similar to the notes prior to the closing of this offering without the prior consent of the Representatives. The underwriters may offer and sell notes through their affiliates. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We have been advised by the underwriters that the underwriters propose to offer each series of notes to the public at the public offering price for such series of notes set forth on the cover page of this prospectus supplement and may offer such notes to certain securities dealers at such price less a concession not to exceed 0.200% of the principal amount of the 2029 notes and 0.400% of the principal amount of the 2035 notes. The underwriters may allow, and such dealers may reallow to certain brokers and dealers, a concession not to exceed 0.150% of the principal amount of the 2029 notes and 0.250% of the principal amount of the 2035 notes. After commencement of the offering, the offering price and other selling terms may be changed by the underwriters.

The following table shows the underwriting discounts that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:

Paid by Us
Per 2029 note	0.350%
Per 2035 note	0.650%

Total	$5,825,000

We estimate that the expenses of this offering payable by us, excluding the underwriting discounts, will be approximately $3.520 million.

The notes are not listed on any securities exchange or included in any quotation system. The underwriters have advised us that they currently intend to make a market in each series of notes. However, the underwriters are not obligated to do so and may discontinue any market-making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the notes of any series.

We have agreed to indemnify (and, if indemnification is unavailable or insufficient, contribute to) the several underwriters and certain controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

The underwriters have advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in transactions, including overallotment, stabilizing bids, syndicate covering transactions or the imposition of penalty bids, which may have the effect of stabilizing or maintaining the market price of the notes at a level above that which might otherwise prevail in the open market. Overallotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. A stabilizing bid is a bid for the purchase of notes on behalf of the underwriters for the purpose of fixing or maintaining the price of the notes. A syndicate covering transaction is the bid for, or the purchase of, notes on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the notes originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to us and our affiliates in the ordinary course of business. In addition, certain affiliates of the underwriters are lenders under our credit facilities. An affiliate of Citigroup Global Markets Inc., one of the underwriters, is the trustee for the notes and our existing senior notes, and is the administrative agent under the TD SYNNEX Credit Agreement.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates are likely to hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

Settlement

We expect that delivery of the notes will be made to investors on or about October 10, 2025, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes hereunder prior to the business day preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes during such period should consult their advisors.

Conflicts of Interest

We intend to use the net proceeds of this offering to repay all or a portion of our 2026 Term Loan and to redeem or otherwise repurchase all of our 2026 Notes, in each case at or prior to their respective maturities, and to use the remainder of net proceeds for general corporate purposes. See “Use of Proceeds.” Certain of the underwriters and/or their respective affiliates and associated persons are lenders under the 2026 Term Loan and/or may own a portion of the 2026 Notes. If any of the underwriters, together with their respective affiliates and associated persons, receive at least 5% of the net proceeds from this offering, not including underwriting compensation, as a result of our intended use of the net proceeds from the sale of the notes, such underwriters will be deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. However, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are “investment grade rated” as defined by FINRA Rule 5121.

Selling Restrictions

Prohibition of sales to European Economic Area retail investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Prohibition of sales to United Kingdom retail investors

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the UK; (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the UK; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law in the UK (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the UK (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of the notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to produce a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. The communication of such documents and/or materials as a financial promotion is only being made to and directed at persons outside the UK and those persons in the UK who are “qualified investors” within the meaning of Article 2 of the UK Prospectus Regulation, and who are also (i) persons falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, the “Financial Promotion Order”), or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order. We refer to each such person as a “relevant person”. In the UK, the notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

Notice to Prospective Investors in the United Kingdom

The underwriters have represented, warranted and agreed that:

•

they have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) received by them in connection with the issue or sale of the notes included in this offering in circumstances in which section 21(1) of the FSMA does not apply to them; and

•

they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the notes included in this offering in, from or otherwise involving the UK.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571,

Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA, (2) where no consideration is given for the transfer, (3) where the transfer is by operation of law, (4) as specified in Section 276(7) of the SFA or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes.

The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in Taiwan

The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS

The validity of the notes being offered by this prospectus supplement will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements and financial statement schedule of TD SYNNEX Corporation and subsidiaries as of November 30, 2024 and 2023, and for each of the years in the three-year period ended November 30, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of November 30, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement, but the registration statement includes and incorporates by reference additional information and exhibits. This prospectus supplement does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus supplement and the accompanying prospectus in accordance with the rules of the SEC. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You may read and obtain a copy of the registration statement without charge at the SEC’s website. The SEC’s website address is www.sec.gov.

We are subject to the information requirements of the Exchange Act. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. We also furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. You can obtain copies of these materials without charge at the SEC’s website noted above. You may also access the documents we file with the SEC on our website at www.tdsynnex.com, where information about us, including SEC filings, is also available free of charge. However, the information on, or accessible through, the SEC’s website and on our website are not part of, and are not incorporated by reference into, this prospectus supplement or the accompanying prospectus, or the registration statement of which this prospectus supplement forms a part, any references to these websites or any other website are inactive textual references only, and you should not rely on any such information in making your decision whether to purchase the notes.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement or the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement and the accompanying prospectus the following documents; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended November 30, 2024, filed with the SEC on January 24, 2025;

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Our Quarterly Reports on Form 10-Q for the quarters ended February 28, 2025, filed with the SEC on April 2, 2025, May  31, 2025, filed with the SEC on July 2, 2025, and August  31, 2025, filed with the SEC on October 1, 2025; and

•	Our Current Reports on Form 8-K filed with the SEC on December 17, 2024, January 15, 2025, April 8, 2025, April 10, 2025, August 21, 2025, September 16, 2025, October 2, 2025, and October 8, 2025.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the completion of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained on or accessible through our website at www.tdsynnex.com is not incorporated into this prospectus supplement or the accompanying prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the documents incorporated by reference into this prospectus supplement and accompanying prospectus but not delivered herewith. You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning TD SYNNEX Corporation at the following address:

TD SYNNEX Corporation

Attention: Corporate Secretary

16202 Bay Vista Drive

Clearwater, Florida 33760

(510) 656-3333

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any free writing prospectus that we authorize or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

PROSPECTUS

TD SYNNEX Corporation

Debt Securities

Common Stock

We may, from time to time, offer and sell the securities identified above in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the manner in which these securities will be offered and may also add to, update or change information contained in this prospectus. You should read carefully this prospectus and the accompanying prospectus supplement before you invest.

We may offer these securities separately or together in any combination for sale directly to investors or through underwriters, dealers or agents. If any underwriters, dealers or agents are involved in the sale of any of these securities, we will set forth their names and describe their compensation in the applicable prospectus supplement.

Our common stock is listed on The New York Stock Exchange under the symbol “SNX.” On April 4, 2024, the last reported sale price for our common stock on The New York Stock Exchange was $117.26 per share.

Investing in our securities involves a high degree of risk. Before investing, you should carefully consider the matters described under the caption “Risk Factors” beginning on page 4 and included in or incorporated by reference into any accompanying prospectus supplement and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 5, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell separately or together in any combination the securities described in this prospectus in one or more offerings through any means described in the section entitled “Plan of Distribution.” Any applicable prospectus supplement may add, update, or change information contained in this prospectus.

You should read this prospectus together with any applicable prospectus supplement, as well as additional information described under the heading “Where You Can Find More Information.” We have not authorized anyone else to provide you with different or additional information other than the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No offer of securities is being made in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

References in this prospectus to the terms “the Company,” “TD SYNNEX,” “SYNNEX,” “we,” “our” and “us” or other similar terms mean TD SYNNEX Corporation and its wholly owned subsidiaries, unless we state otherwise, or the context indicates otherwise.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. As a result, this summary does not contain all of the information that may be important to you. You should carefully read this prospectus and the documents incorporated by reference herein in their entirety before making an investment decision, including in particular the information set forth and referred to under “Risk Factors” in this prospectus and in the documents incorporated by reference herein. The following material is qualified in its entirety by reference to the detailed information and financial statements included or incorporated by reference in this prospectus.

Company Overview

We are a Fortune 100 corporation and a leading global distributor and solutions aggregator for the information technology (“IT”) ecosystem.

We aggregate and distribute IT hardware, software, and systems including personal computing devices and peripherals, mobile phones and accessories, printers, server and datacenter infrastructure, hybrid cloud, security, networking, communications and storage solutions, and system components. We also design and deliver purpose-built server, storage and networking solutions for the hyperscale infrastructure market. We offer a comprehensive catalog of more than 200,000 technology products (as measured by active SKUs) from more than 2,500 original equipment manufacturers, suppliers of traditional technologies such as personal computing devices, mobile phones and accessories, and strategic technologies such as cloud, security, data/analytics/Internet of things, artificial intelligence and hyperscale infrastructure. Our products are marketed globally to an active reseller base of more than 150,000 customers. Our suppliers include leading IT systems, system components and peripherals, software, communications and security equipment, and networking equipment manufacturers. We purchase these and other complementary products from our suppliers and sell them to our reseller and retail customers. We perform a similar function for our distribution of licensed software products. Our reseller customers include value-added resellers, corporate resellers, government resellers, system integrators, direct marketers, retailers and managed service providers. We provide our vendors with access to large and highly fragmented markets such as small-and medium-sized businesses and serve as a variable, cost effective route to market for our vendors by providing them with access to resellers and end-users. We combine our core strengths in distribution with demand generation, supply chain management and design and integration solutions to help our customers achieve greater efficiencies in time to market, cost minimization, real-time linkages in the supply chain and aftermarket product support. We also provide comprehensive IT solutions in key vertical markets such as government and healthcare and we provide specialized service offerings that increase efficiencies in the areas of global computing components, logistics services and supply chain management. Additionally, we provide our customers with systems design and integration solutions for data center servers and networking solutions built specific to our customers’ workloads and data center environments.

Corporate Information

We have been in business since 1980 and have headquarters in both Clearwater, Florida and Fremont, California. We were originally incorporated in the State of California as COMPAC Microelectronics, Inc. in November 1980, and we changed our name to SYNNEX Information Technologies, Inc. in February 1994. We later reincorporated in the State of Delaware under the name of SYNNEX Corporation in October 2003. On October 22, 2021, as a result of the Mergers (as defined below), we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Company’s Restated Certificate of Incorporation to change our corporate name from SYNNEX Corporation to TD SYNNEX Corporation, effective November 3, 2021. Our common stock is listed on The New York Stock Exchange under the symbol “SNX.” Our principal executive offices are located at 44201 Nobel Drive, Fremont, California 94538, and our telephone number is (510) 656-3333.

Merger Transactions

On September 1, 2021, we completed our acquisition of Tiger Parent (AP) Corporation, a Delaware Corporation (“Tiger Parent”), which is the parent corporation of Tech Data Corporation, a Florida corporation. The acquisition was completed pursuant to the terms and conditions of the Agreement and Plan of Merger (the “Merger Agreement”), dated March 22, 2021 by and among SYNNEX Corporation, Spire Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of SYNNEX Corporation (“Merger Sub I”), Spire Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of SYNNEX Corporation (“Merger Sub II”), and Tiger Parent, pursuant to which, subject to the terms and conditions of the Merger Agreement, Merger Sub I merged with and into Tiger Parent (the “Initial Merger”), with Tiger Parent surviving the Initial Merger as a wholly owned subsidiary of SYNNEX Corporation (such surviving corporation, the “Surviving Corporation”), followed immediately by the merger of the Surviving Corporation with and into Merger Sub II (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub II surviving the Subsequent Merger as a wholly owned subsidiary of SYNNEX Corporation.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement relating to a particular offering will contain or incorporate by reference a discussion of risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any prospectus supplement to this prospectus, and the other information contained in or incorporated by reference into this prospectus and any prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The risks and uncertainties described in the documents we incorporate by reference are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

Forward-looking statements included in this prospectus, any prospectus supplement, information incorporated by reference herein or therein and any related free-writing prospectus are based on various facts and derived utilizing numerous important assumptions and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include the information concerning our future financial performance, business strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “allows,” “projects,” “estimates,” “plans,” and similar or the negative of such expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward looking in nature and not historical facts. Factors that could cause our actual results to differ materially from those described in the forward-looking statements include, but are not limited to, those discussed in the section entitled “Risk Factors” contained herein and in any Annual Report on Form 10-K and any Quarterly Report on Form 10-Q incorporated by reference in this prospectus and in the section of any related prospectus supplement entitled “Risk Factors.”

Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus. However, readers should carefully review the reports and documents we file or furnish from time to time with the SEC, particularly our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. For information about how to obtain a copy of these reports or other documents that we file with the SEC, see “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes. General corporate purposes may include additions to working capital, financing of capital expenditures, repayment or redemption of existing indebtedness, repurchases of stock, and future acquisitions and strategic investment opportunities. Unless we state otherwise in the applicable prospectus supplement, pending the application of net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing securities.

DESCRIPTION OF COMMON STOCK

This section describes the general terms and provisions of the shares of our common stock, par value $0.001 per share. This description is only a summary. Our restated certificate of incorporation, as amended (“certificate of incorporation”) and our amended and restated bylaws (“bylaws”) have been filed as exhibits to our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. You should read our certificate of incorporation and our bylaws for additional information before you buy any of our common stock or other securities. See “Where You Can Find More Information.”

Authorized Common Stock

Our certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, par value $0.001 per share. All of the outstanding shares of our common stock are fully paid and non-assessable. Except as otherwise provided in our certificate of incorporation or in a board resolution, shares purchased, redeemed by, surrendered to or otherwise acquired by us assume the status of authorized but unissued shares, undesignated as to class or series, and may thereafter be reissued in the same manner as other authorized but unissued shares.

Dividends

The holders of shares of our common stock are entitled to dividends as our board of directors may declare from time to time from legally available funds subject to the preferential rights of the holders of any shares of our preferred stock that may be issued in the future.

Voting Rights

The holders of shares of our common stock are entitled to one vote per share on any matter to be voted upon by our stockholders. The General Corporation Law of the State of Delaware (“DGCL”) provides that stockholders are denied the right to cumulate votes in the election of directors unless the company’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting in connection with the election of directors. Accordingly, directors are elected by a plurality of the shares of common stock voting once a quorum is present.

Preemptive Rights

No holder of shares of our common stock has any preemptive right to subscribe for any shares of our capital stock issued in the future.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights of any shares of preferred stock that may be issued in the future.

Preferred Stock

Our certificate of incorporation authorizes us to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share. Under our certificate of incorporation, our board of directors, without further action by our stockholders, will be authorized to issue shares of preferred stock in one or more classes or series. Our board of directors may fix the rights, preferences and privileges of the preferred stock, along with any limitations or restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each class or series of preferred stock. The shares of preferred stock could have voting or conversion rights that could adversely affect the voting power or other rights of holders of shares of common stock. The issuance of shares of preferred stock could also have the effect, under certain circumstances, of delaying, deferring or preventing a takeover or other transaction that holders of some or a majority of shares of common stock might believe to be in their best interests or in which holders might receive a premium for their shares over the then-market price of the shares.

Certain Anti-Takeover Provisions

Certain provisions of our certificate of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of us, including the following:

•

Supermajority Voting. Our certificate of incorporation requires the approval of the holders of at least 66 2/3% of our combined voting power to effect certain amendments to our certificate of incorporation. Our bylaws may be amended by either directors comprising 66 2/3% of the total number of authorized directors, or the holders of 66 2/3% of our voting stock.

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Authorized but Unissued or Undesignated Capital Stock. Our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued preferred stock. The issuance of shares of preferred stock pursuant to our board of directors’ authority described above could decrease the amount of earnings and assets available for distribution to holders of shares of our common stock and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control. The authorized but unissued (and in the case of preferred stock, undesignated) shares of our common stock may be issued by our board of directors in one or more transactions without stockholder approval. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation.

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Special Meetings of Stockholders. Our certificate of incorporation and bylaws provide that special meetings of our stockholders may be called by the chair of our board of directors or by a majority of our board of directors.

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No Stockholder Action by Written Consent. Our bylaws provide that an action required or permitted to be taken at any annual or special meeting of our stockholders may only be taken at a duly called annual or special meeting of stockholders. This provision prevents our stockholders from initiating or effecting any action by written consent, and thereby taking actions opposed by our board of directors.

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Notice Procedures. Our bylaws establish advance notice procedures with regard to all stockholder proposals to be brought before meetings of our stockholders, including proposals relating to the nomination of candidates for election as directors, the removal of directors and amendments to our certificate of incorporation and bylaws. These procedures provide that notice of such stockholder proposals must be timely given in writing to our Secretary prior to the meeting. The notice must contain certain information specified in our bylaws.

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Board and Vacancies. Subject to the rights of any stockholder as set for in certificate of incorporation or our bylaws, our bylaws provide that the number of directors on our board of directors may be fixed by our board of directors from time to time by resolution of our board of directors or stockholders at an annual meeting or any special meeting called for that purpose. Any vacancies created in our board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, removal from office, incapacity, or other cause may only be filled by a majority of our board of directors then in office, even if less than a quorum is present, or by a sole remaining director. Any director appointed to fill a vacancy on our board of directors will be appointed for a term expiring at the next annual meeting, and until his or her successor has been elected and qualified. Any director or the entire board of directors may be removed, with or without cause, by the holders of at least a majority of the shares then entitled to vote at an election of directors, unless otherwise specified by law or our certificate of incorporation.

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Exclusive Forum. Our bylaws contain a forum selection provision for the adjudication of certain disputes. Unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders; (c) any action asserting a claim arising pursuant to any provision of the DGCL, our bylaws or our certificate of incorporation; or (d) any action asserting a claim governed by the internal affairs doctrine will be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware, in each case, subject to said court having personal jurisdiction over the indispensable parties named as defendants.

Limitations on Liability

Our certificate of incorporation limits the liability of our directors (in their capacity as directors but not in their capacity as officers) to us or our stockholders. Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability:

•	For any breach of the director’s duty of loyalty to us or our stockholders;

•	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	Under Section 174 of the DGCL, which relates to unlawful payments of dividends or unlawful stock repurchases or redemption; or

•	For any transaction from which the director derived an improper personal benefit.

Indemnification Arrangements

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for certain breaches of directors’ fiduciary duties as directors, and our certificate of incorporation includes such an exculpation provision. Our certificate of incorporation includes provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of ours, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be. Our certificate of incorporation and bylaws also provide that we must advance reasonable expenses to our directors and officers, subject to the receipt of an undertaking by or on behalf of the indemnified party. Our bylaws expressly authorize us to carry directors’ and officers’ insurance to protect us, our directors, officers and certain employees from certain liabilities.

We have entered into indemnification agreements with each of its directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the DGCL.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s duty of care. The provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date that such stockholder became an interested stockholder unless:

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prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the “interested stockholder,” and an “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. A Delaware corporation may opt out of these provisions either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out of, these provisions.

We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of common stock held by our stockholders. Certain provisions of the DGCL, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

Our transfer agent and registrar for our common stock is Computershare Inc.

DESCRIPTION OF DEBT SECURITIES

We may issue, from time to time, debt securities, in one or more series. The following is a summary of the general terms of the debt securities. We will file a prospectus supplement that may contain additional terms when we issue debt securities. The terms presented here, together with the terms in a related prospectus supplement, together with any pricing supplement or term sheet, will be a description of the material terms of the debt securities. These debt securities that we may issue include senior notes, senior subordinated notes, subordinated notes, convertible notes and exchangeable notes. The debt securities we offer will be issued under an indenture (the “indenture”), dated as of August 9, 2021, between us and Citibank, N.A., as trustee (the “trustee”). The following is a summary of the material provisions of the indenture filed as an exhibit to the registration statement of which this prospectus is a part and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the indenture. For each series of debt securities, the applicable prospectus supplement for the series may change and supplement the summary below. The terms of the debt securities include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (“Trust Indenture Act”).

As used in this section only, “we,” “our” and “us” refer to TD SYNNEX Corporation excluding our subsidiaries, unless expressly stated or the context otherwise requires.

General Terms of the Indenture

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities for any series of debt securities up to the principal amount that we may authorize and they may be in any currency or currency unit that we may designate. Except for the limitations set forth below under “—Covenants”, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us. For each series of debt securities, any additional restrictive covenants for that series of debt securities will be described in the applicable prospectus supplement for such debt securities.

We may issue the debt securities issued under the indenture as “original issue discount securities,” which means they may be issued with “original issue discount” (“OID”), equal to or greater than the statutorily defined de minimis amount or otherwise designated by us as issued with OID, for U.S. federal income tax purposes. Special U.S. federal income tax considerations applicable to any debt securities issued with OID will be described in more detail in the applicable prospectus supplement for such debt securities.

You should refer to the prospectus supplement relating to a particular series of debt securities for a description of the following terms of the debt securities offered by that prospectus supplement and by this prospectus:

•	the title of those debt securities;

•	any limit on the aggregate principal amount of that series of debt securities;

•	the date or dates on which the debt securities of that series may be issued and the date or dates on which principal of, and premium, if any, on, the debt securities of that series is payable;

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the interest rate or rates (which may be fixed or variable) or the method used to determine the rate or rates, and the date or dates from which interest, if any, on the debt securities of that series will accrue, and the dates when interest is payable and related record dates;

•	the right, if any, to extend or defer the interest payment periods and the duration of the extensions or deferrals;

•	if other than U.S. dollars, the currency in which the debt securities of that series will be denominated;

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if the amount of payments of principal of, and premium, if any, or interest on the debt securities of that series is to be determined by reference to an index or formula, or based on a coin or currency other than that in which the debt securities of that series are stated to be payable, the manner in which these amounts are determined and the calculation agent, if any, with respect thereto;

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the place or places where and the manner in which principal of, premium, if any, and interest, if any, on the debt securities of that series will be payable and the place or places where those debt securities may be presented for transfer and, if applicable, conversion or exchange;

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the price or prices at which, the period or periods within which or the date or dates on which, and other terms and conditions upon which those debt securities may be redeemed, in whole or in part, at our option, if we are to have that option;

•	the denominations in which those debt securities will be issuable;

•	if other than the entire principal amount of the debt securities of that series, the portion of the principal amount payable upon acceleration of maturity as a result of a default on our obligations;

•	whether the debt securities of that series will be issued with OID and the amount of discount or premium, if any, with which the debt securities of that series will be issued;

•	whether and upon what terms the debt securities of that series may be defeased in whole or in part, if different from the provisions set forth in the indenture;

•	whether the debt securities of that series are to be issued in whole or in part in the form of one or more global debt securities and, in such case, the depositary for such global debt securities;

•	whether the debt securities of that series are to be convertible or exchangeable for other securities, and, in such case, the conversion or exchange prices or rates and adjustments thereto;

•	the terms, if any, on which the debt securities of that series will be subordinate in right and priority of payment to our other indebtedness;

•	the nature and terms of any security for any secured debt securities of that series;

•	provisions, if any, granting special rights to holders of the debt securities of that series upon the occurrence of specified events;

•	the events of default and covenants relating to those debt securities that are in addition to, modify or delete those described in this prospectus;

•	whether the payment of our debt securities will be guaranteed by any other person; and

•	any other specific terms of the debt securities of that series.

The applicable prospectus supplement will present material United States federal income tax considerations for holders of any debt securities and the securities exchange or quotation system, if any, on which any debt securities are to be listed or quoted.

Conversion or Exchange Rights

A series of debt securities may be convertible into or exchangeable for shares of our equity securities or other securities. The terms and conditions of conversion or exchange will be stated in the applicable prospectus supplement for such debt securities. The terms will include, among others, the following:

•	the conversion or exchange price of the debt securities of that series;

•	the conversion or exchange period of the debt securities of that series;

•	provisions regarding our ability or the ability of any holder to convert or exchange the debt securities of that series;

•	events requiring adjustment to the conversion or exchange price of those debt securities; and

•	provisions affecting conversion or exchange in the event of our redemption of those debt securities.

Ranking

Unless otherwise provided in the applicable prospectus supplement, the debt securities will be our general unsecured obligations and will rank equally in right of payment with each other and with all of our existing and future senior unsecured and unsubordinated indebtedness. However, the debt securities will be structurally subordinated to all existing and future indebtedness of our subsidiaries that do not guarantee the debt securities (other than indebtedness and liabilities owed to us, if any) and will be effectively subordinated in right of payment to any secured indebtedness to the extent of the value of the assets that secure such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of these subsidiaries over the claims of our creditors, including holders of the debt securities. Accordingly, the debt securities will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

Covenants

Change of Control Offer

If a Change of Control Triggering Event (as defined below under “—Certain Definitions”) occurs with respect to the debt securities of a series, unless we have exercised our right to redeem the debt securities of such series, we will be required to make an offer to each holder of the debt securities of that series to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s debt securities at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, up to, but not including, the date of purchase of such debt securities (subject to the right of holders of record on the relevant record date to receive interest and Additional Interest, if any, due on the relevant interest payment date); provided that after giving effect to such purchase, any debt securities of such series that remain outstanding shall have a denomination of $2,000 and integral multiples of $1,000 above that amount.

Within 30 days following the date on which any Change of Control Triggering Event occurs with respect to any series of debt securities or, at our option, prior to any Change of Control (as defined below under “—Certain Definitions”) but after the public announcement of the transaction that constitutes or may constitute such Change of Control, except to the extent that we have exercised our right to redeem the debt securities of the relevant series pursuant to the terms of such series of debt securities, we will deliver a notice (a “Change of Control Offer”) to each holder of the debt securities of such series (which may be sent through electronic transmission) with a copy to the trustee describing the transaction or transactions that constitute or may constitute a Change of Control Triggering Event and offering to purchase the debt securities of such series on the date specified in the notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is delivered (other than as may be required by law) (such date, the “Change of Control Payment Date”). The notice may, if delivered prior to the date of consummation of the Change of Control, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event and/or any other related transaction or event being consummated on or prior to the Change of Control Payment Date specified in the notice.

On each Change of Control Payment Date, we will, to the extent lawful:

(a)	accept for payment all debt securities of the applicable series or portions of such debt securities properly tendered pursuant to the applicable Change of Control Offer;

(b)

deposit with the paying agent an amount equal to the change of control payment in respect of all debt securities or portions of debt securities properly tendered pursuant to the applicable Change of Control Offer; and

(c)

deliver or cause to be delivered to the trustee the debt securities properly accepted together with an officers’ certificate stating the aggregate principal amount of the debt securities or portions of debt securities being purchased.

We will comply, to the extent applicable, with the requirements of Rule 14(e)-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws or regulations in connection with the purchase of debt securities pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the terms described in such debt securities, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations by virtue thereof.

Holders of debt securities electing to have debt securities purchased pursuant to a Change of Control Offer will be required to surrender their debt securities, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the debt security completed, to the paying agent at the address specified in the notice, or transfer such debt securities to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third business day prior to the Change of Control Payment Date.

We will not be required to make a Change of Control Offer if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and such third party purchases all debt securities properly tendered and not withdrawn under its offer.

If holders of not less than 90% in aggregate principal amount of any series of debt securities then outstanding validly tender and do not withdraw such debt securities in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us, as described above, purchase all of the debt securities of such series validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all the debt securities of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of such redemption (subject to the right of holders of record on a record date to receive interest and Additional Interest on the relevant interest payment date).

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our Subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of debt securities to require us to repurchase its debt securities as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our Subsidiaries taken as a whole to another person may be uncertain.

The provisions of the indenture relating to our obligation to make a Change of Control Offer with respect to a series of debt securities upon a Change of Control Triggering Event may be waived or modified in respect of such series of debt securities with the written consent of the holders of a majority in principal amount of the debt securities of such series then outstanding.

Restrictions on Liens

The indenture provides that we will not, and will not permit any Restricted Subsidiary (as defined below under “—Certain Definitions”) to, create or incur any Lien (as defined below under “—Certain Definitions”) on any shares of stock of a Restricted Subsidiary or Principal Property (as defined below under “—Certain Definitions”) of ours or of a Restricted Subsidiary, whether those shares of stock of a Restricted Subsidiary or Principal Property are owned at the Initial Issue Date (as defined below under “—Certain Definitions”) or acquired afterwards, unless we secure or cause the applicable Restricted Subsidiary to secure the debt securities outstanding under the indenture (together with, if we shall so determine, any other indebtedness or other obligations the terms of which (or the terms of any agreement evidencing or relating to which) require that such indebtedness be so secured) equally and ratably with (or, at our option, prior to) all indebtedness secured by the particular Lien, so long as the indebtedness is so secured. This covenant does not apply in the case of:

(a)

the creation of any Lien on any shares of stock of a Subsidiary or any Principal Property acquired, purchased or leased after the Initial Issue Date (including acquisitions by way of merger or consolidation, and including capital lease or purchase money transactions in connection with any such acquisition) by us or a Restricted Subsidiary, contemporaneously with that acquisition, purchase or lease, or within 18 months thereafter, to secure or provide for the payment or financing of any part of the purchase price, or the assumption of any Lien upon any shares of stock of a Subsidiary or any Principal Property acquired after the Initial Issue Date existing at the time of the acquisition, purchase or lease or the acquisition of any shares of stock of a Subsidiary or any Principal Property subject to any Lien without the assumption of that Lien, provided that every Lien referred to in this clause (a) will attach only to the shares of stock of a Subsidiary or any Principal Property so acquired, purchased or leased and fixed improvements (and any accessions or additions thereto, and proceeds thereof) on that Principal Property;

(b)	any Lien on any shares of stock of a Subsidiary or any Principal Property existing on the Initial Issue Date;

(c)	any Lien on any shares of stock of a Subsidiary or any Principal Property in favor of us or any Restricted Subsidiary;

(d)	any Lien on any Principal Property being acquired, constructed or improved securing loans to finance the construction or improvements of that property;

(e)

any Lien created by a lease of any Principal Property, which under GAAP as in effect as of the Initial Issue Date would be characterized as an operating lease, whether entered into before or after the Initial Issue Date, including Liens arising under or in connection with Synthetic Leases (as defined below under “—Certain Definitions”), if any, or any refinancing, renewal, restructuring, substitution, extension, modification or replacement thereof to the extent permitted thereby;

(f)

any Lien on shares of stock of a Subsidiary or any Principal Property incurred in connection with the issuance of tax-exempt governmental obligations, including, without limitation, qualified private activity bonds and similar financings;

(g)

any mechanics’, materialmen’s, carriers’ or other similar Liens arising in the ordinary course of business with respect to obligations that are not yet overdue for a period of more than 90 days or that are being contested in good faith;

(h)

any Lien on any shares of stock of a Subsidiary or any Principal Property for taxes, assessments or governmental charges or levies not yet delinquent, or already delinquent but the validity of which is being contested in good faith;

(i)	any Lien on any Principal Property arising in connection with legal proceedings being contested in good faith, including any judgment Lien so long as execution on the Lien is stayed;

(j)

any landlord’s Lien on fixtures located on premises leased by us or a Restricted Subsidiary in the ordinary course of business, and tenants’ rights under leases, easements and similar Liens not materially impairing the use or value of the property involved;

(k)	liens on property incurred in sale and lease-back transactions permitted under “—Restrictions on Sale and Lease-back Transactions involving Principal Properties” below;

(l)

liens on property or assets of a person existing at the time such person is merged into or consolidated with us or any of our Subsidiaries, or at the time of a sale, lease or other disposition of all or substantially all of the properties or assets of a person to us or any of our Subsidiaries, provided that such lien was not incurred in anticipation of the merger, consolidation, or sale, lease, other disposition or other such transaction by which such person was merged into or consolidated with us or any of our Subsidiaries;

(m)	liens in favor of the trustee and/or the holders granted in accordance with the indenture; and

(n)

any refinancing, renewal, restructuring, substitution, extension, modification or replacement for any Lien permitted by any of the preceding clauses, provided that, in the case of a Lien permitted under clauses (a), (b) or (d), the indebtedness secured is not increased nor the Lien extended to any additional assets.

Notwithstanding the foregoing, we or any Restricted Subsidiary may create or assume Liens in addition to those permitted by the preceding paragraph, and refinance, renew, restructure, substitute, extend, modify, or replace those Liens; provided that at the time of and after giving effect to the creation or assumption of such Liens or such refinancing, renewal, restructuring, substitution, extension, modification or replacement thereof, Exempted Debt (as defined below under “—Certain Definitions”) does not exceed the greater of $2,250 million and 15% of our and our Subsidiaries’ Consolidated Tangible Assets (as defined below under “—Certain Definitions”).

Restrictions on Sale and Lease-back Transactions Involving Principal Properties

The indenture provides that we will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any Person pursuant to which we or any Restricted Subsidiary leases any Principal Property as an entirety, or any substantial portion of that Principal Property, which property has been or is to be sold or transferred by us or such Restricted Subsidiary, except to us or to a Restricted Subsidiary and except for any lease for a period of not more than three years or which may be terminated by us or our Restricted Subsidiaries within a period of not more than three years (any such transaction, a “sale and lease-back transaction”), unless:

(a)

such sale and lease-back transaction was entered into prior to the Initial Issue Date of the debt securities, and any refinancing, renewal, restructuring, substitution, extension, modification or replacement of such transaction, so long as the affected Principal Property is substantially similar or the same in nature to the Principal Property subject to the sale and lease-back transaction refinanced, renewed, restructured, substituted, extended, modified or replaced;

(b)

we or such applicable Restricted Subsidiary would be entitled, pursuant to the provisions described under “—Restrictions on Liens” above, to create a Lien on the Principal Property to be leased securing Funded Debt (as defined below under “—Certain Definitions”) in an amount equal to the Attributable Debt (as defined below under “—Certain Definitions”) with respect to the sale and lease-back transaction without equally and ratably securing the outstanding debt securities;

(c)

we promptly inform the trustee in writing of the sale and lease-back transaction, and we cause an amount equal to the fair value (as determined by us in good faith) of the Principal Property to be applied to any (or a combination) of (1) the purchase of other property that will constitute Principal Property having a fair value at least equal to the fair value of the Principal Property sold, or (2) the retirement within 365 days after receipt of the proceeds of Funded Debt incurred or assumed by us or a Restricted Subsidiary, including the debt securities; provided that, in lieu of applying all of or any part of such net proceeds to such retirement, we may, within 365 days after the sale and lease-back transaction, deliver or cause to be delivered to the trustee for cancellation debt securities evidencing Funded Debt of ours (which may include the debt securities) or of a Restricted Subsidiary previously authenticated and delivered by the trustee, and not yet otherwise applied as a credit against an obligation to redeem or retire such debt securities, and an officers’ certificate (which will be delivered to the trustee) stating that we elect to deliver or cause to be delivered the debt securities in lieu of retiring Funded Debt as provided in the indenture.

If we deliver debt securities and an officers’ certificate to the trustee pursuant to the proviso to clause (c) above, the amount of cash that we will be required to apply to the retirement of Funded Debt will be reduced by an amount equal to the aggregate of the then applicable optional redemption prices of the applicable debt securities so delivered or, if there are no such redemption prices, the principal amount of those debt securities. If the applicable debt securities provide for an amount less than the principal amount to be due and payable upon a declaration of the maturity, then the amount of cash will be reduced by the amount of principal of those debt securities that would be due and payable as of the date of the application upon a declaration of acceleration of the maturity pursuant to the terms of the indenture pursuant to which those debt securities were issued.

Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into sale and lease-back transactions involving any Principal Property in addition to those permitted by this “—Restrictions on Sale and Lease-back Transactions involving Principal Properties” section, without any obligation to retire any outstanding debt securities or other Funded Debt; provided that at the time of entering into and giving effect to such sale and lease-back transactions, Exempted Debt does not exceed the greater of $2,250 million and 15% of our and our Subsidiaries’ Consolidated Tangible Assets.

Merger, Consolidation and Sale of Assets

The indenture provides that we will not consolidate with or merge into any other entity, or sell or lease all or substantially all our assets to another entity in one transaction or a series of related transactions, and no entity may consolidate with or merge into us, unless:

(a)

we will be the surviving entity in any merger or consolidation or the successor, transferee or lessee entity (if other than us) is a corporation, partnership, limited liability company or trust organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations relating to the debt securities; provided that in the case where such surviving entity is not a corporation, a co-obligor of the debt securities is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction;

(b)

immediately before and after such consolidation, merger, sale or lease, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default under the indenture; and

(c)	we shall deliver to the trustee an officers’ certificate and an opinion of counsel each to the effect that the transaction complies with the terms of the indenture.

Reports

At any time we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any debt securities issued under the indenture are outstanding, we will file with the trustee, within 15 days after we have filed the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may prescribe) that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (other than confidential filings, documents subject to confidential treatment and correspondence with the SEC). Documents delivered to the trustee by electronic means or filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be filed with the trustee as of the time such documents are so delivered or filed via EDGAR (or such successor system), it being understood that the trustee shall have no obligation to determine whether such filings have been made or be deemed to have knowledge of the information contained therein.

To the extent any information is not provided within the time periods specified in this “—Reports” section and such information is subsequently provided, we will be deemed to have satisfied our obligations with respect thereto at such time and any default or event of default with respect thereto shall be deemed to have been cured.

Delivery of such reports, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of the covenants contained in the indenture (as to which the trustee will be entitled to conclusively rely upon an officers’ certificate).

Events of Default

The indenture provides that each of the following constitutes an “event of default” with respect to any series of debt securities unless it is inapplicable to a particular series of debt securities:

(a)	default for 30 days in the payment of any interest or Additional Interest when due on the debt securities of such series;

(b)	default in the payment of principal of, or premium, if any, on, the debt securities of such series, when due at maturity, upon redemption or otherwise;

(c)

default in the performance, or breach, of any covenant or agreement in the indenture applicable to such series of debt securities, and continuance of such default or breach for 90 days after a Notice of Default (as defined below) shall have been given to us;

(d)	certain events of bankruptcy, insolvency or reorganization involving us; and

(e)	a failure to purchase the series of debt securities tendered for purchase in respect of a Change of Control Offer as required under the section “—Covenants—Change of Control Offer.”

Any event of default under one series of debt securities is not necessarily an event of default under any other series of debt securities.

A default under clause (c) above is not an event of default until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

We will be required to furnish the trustee annually with an officers’ certificate as to the absence of certain defaults under the indenture. The indenture provides that the trustee may withhold notice to the respective holders of any default, except in respect of the payment of the principal of, premium, if any, or interest or Additional Interest on the debt securities, if it considers it in the interests of the respective holders to do so.

If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount (or, if the debt securities are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest and Additional Interest on all outstanding debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the event of default may, without further act, be deemed to have been waived and such declaration may, without further act, be deemed to have been rescinded and annulled subject to conditions specified in the indenture.

If an event of default in the case of certain events of bankruptcy, insolvency or reorganization exists, the principal amount of all debt securities outstanding under the indenture shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee security and/or indemnity satisfactory to the trustee. Subject to the provisions for the security and/or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series. However, the trustee may refuse to follow any direction that conflicts with law, the indenture or the debt securities, or that, subject to the terms of the indenture, the trustee determines may be unduly prejudicial to the rights of other holders (it being understood that the trustee shall have no obligation to determine if such action is unduly prejudicial to the rights of such holders) or may involve the trustee in liability, unless the trustee is offered security and/or indemnity satisfactory to the trustee against any loss, liability or expense to the trustee that may result from the trustee’s following such direction. No holder will have any right to institute any proceeding in connection with the indenture or for any remedy under the indenture, unless such holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered security and/or indemnity satisfactory to the trustee, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest and Additional Interest on the debt securities of that series on or after the due dates expressed in the debt securities and to institute a suit for the enforcement of that payment.

Legal Defeasance and Covenant Defeasance

The indenture provides that we may discharge all of our obligations with respect to any series of debt securities at any time, and that we may also be released from our obligations under certain covenants and from certain other obligations, including obligations imposed by a company order or supplemental indenture with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”

Defeasance or covenant defeasance may be effected only if:

(a)

we irrevocably deposit with the trustee money or U.S. government obligations or a combination thereof, as trust funds in an amount sufficient to pay and discharge each installment of principal of, premium, if any, and interest on, all outstanding debt securities of that series;

(b)

no event of default under the indenture has occurred and is continuing on the date of such deposit, other than an event of default resulting from the borrowing of funds and the grant of any related liens to be applied to such deposit; and

(c)

we deliver to the trustee an opinion of counsel, subject to customary assumptions and exclusions, to the effect that (x) the beneficial owners of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance and (y) the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those beneficial owners’ U.S. federal income tax treatment of principal and interest payments on the debt securities of that series. In the case of a defeasance, this opinion must confirm that either (i) we have received a ruling to that effect from or published by the Internal Revenue Service or (ii) since the date of the indenture there has been a change in the applicable U.S. federal income tax law, and such opinion must be based thereon.

Satisfaction and Discharge

The indenture will, with respect to a series of debt securities (if all series issued under the indenture are not to be affected), upon company order, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such debt securities expressly provided for in the indenture, rights to receive payments of principal of, premium, if any, and interest and Additional Interest, if any, on, such debt securities) and the trustee, at our expense, shall execute proper instruments acknowledging satisfaction and discharge of the indenture, when,

(a)	either:

(i)

all debt securities of such series theretofore authenticated and delivered (other than (A) debt securities that have been destroyed, lost or stolen and that have been replaced or paid and (B) debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust) have been delivered to the trustee for cancellation; or

(ii)

all debt securities of such series not theretofore delivered to the trustee for cancellation, (A) have become due and payable, or (B) shall become due and payable at their stated maturity within one year, or (C) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice by the trustee in our name and at our expense, and in the case of (A), (B) or (C), we have deposited or caused to be deposited with the trustee or paying agent as trust funds in trust for the purpose an amount in the currency in which such debt securities are denominated (except as otherwise provided in the indenture) sufficient to pay and discharge the entire indebtedness on such debt securities for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities that have become due and payable) or to the stated maturity or redemption date, as the case may be; provided, however, in the event a petition for relief under the Bankruptcy Code or any applicable state bankruptcy, insolvency or other similar law, is filed with respect to us within 91 days after the deposit and the trustee is required to return the moneys then on deposit with the trustee to us, our obligations under the Indenture with respect to such debt securities shall not be deemed terminated or discharged;

(b)	we have paid or caused to be paid all other sums payable under the indenture by us; and

(c)

we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Amendment and Waiver

Subject to certain exceptions, the indenture and the debt securities of a series may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the debt securities then outstanding (including, without limitation, consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, the debt securities of such series) and any existing or past default or event of default or compliance with any provisions of such documents may be waived with the consent of the holders of at least a majority in principal amount of the debt securities then outstanding (including, without limitation, consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, the debt securities of such series); provided that (i) if any such amendment or waiver will only affect one series of debt securities (or less than all series of debt securities) then outstanding under the indenture, then only the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including, without limitation, consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, such series of the debt securities) shall be required and (ii) if any such amendment or waiver by its terms will affect a series of debt securities in a manner that is different from and materially adverse relative to the manner in which such amendment or waiver affects other series of the debt securities, then the consent of the holders of a majority in principal amount of the debt securities of such series then outstanding (including consents obtained before or after a Change of Control or in connection with a purchase of, or tender offer or exchange offer for, such series of the debt securities) shall be required. However, without the consent of each holder of a debt security affected (including, for the avoidance of doubt, any debt securities held by affiliates), no amendment, supplement or waiver may (with respect to any debt securities held by a non-consenting affected holder):

•	reduce the interest rate of or extend the time for payment of interest and Additional Interest on any debt security (other than any change to the notice periods with respect to any redemption);

•	reduce the principal of or change the stated maturity of any debt security;

•

waive a default in the payment of principal of or premium, if any, or interest or Additional Interest on the debt securities, except a rescission of acceleration of the debt securities (with respect to a default that does not result from non-payment) by the holders of at least a majority in aggregate principal amount of the debt securities of such series and a waiver of the payment default that resulted from such acceleration;

•

reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may be redeemed (other than any change to the notice periods with respect to such redemption);

•	change the currency in which the principal amount of and premium, if any, or interest or Additional Interest on any outstanding debt security is denominated or payable;

•	impair the right of any holder to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities;

•

reduce the percentage of the holders of outstanding debt securities of such series necessary to modify or amend the indenture or to waive compliance with certain provisions of the indenture or certain defaults and consequences of such defaults; and

•

modify any of the amendment and waiver provisions or any provisions relating to the waiver of past defaults or the rights of holders to receive payments of principal of or premium, if any, or interest or Additional Interest, if any, on the debt securities, or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected thereby.

A debt security does not cease to be outstanding because we or any of our affiliates holds the debt security; provided that in determining whether the holders of the requisite majority of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture with respect to any series of debt securities, debt securities of such series owned by us or any of our affiliates shall be disregarded and deemed not to be outstanding if such ownership is known by a Trust Officer.

Notwithstanding the foregoing, we may amend or modify the indenture and the debt securities without the consent of any holder of debt securities of the applicable series in order to:

•	cure any ambiguity, defect or inconsistency;

•

conform the text of the indenture, with respect to any series of debt securities, or the debt securities of such series to any provision under the heading “Description of Notes,” or similar heading, in the offering memorandum, prospectus or similar document in respect of the debt securities of such series;

•

add further covenants, restrictions, conditions or provisions relating to us for the protection of the holders and events of default for the benefit of holders or to surrender any right or power conferred upon us;

•

provide for the issuance of additional debt securities, and to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided that, the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the U.S. Internal Revenue Code;

•

provide for the assumption of our obligations in the case of a merger or consolidation and our discharge upon such assumption, provided that the provisions described under the “—Merger, Consolidation and Sale of Assets” covenant are complied with;

•	add covenants or make any change that would provide any additional rights or benefits to the holders of the debt securities;

•	add guarantees or co-obligors with respect to the debt securities;

•

secure the debt securities including to add collateral and matters related thereto including entering into intercreditor arrangements, in each case when permitted or required under the indenture and the debt securities, and to release and discharge any lien when permitted or required under the indenture and the debt securities;

•	add or appoint a successor or separate trustee;

•	make any change that does not adversely affect in any material respect the interests of any holder of debt securities;

•

modify or amend any of the provisions of the indenture relating to the transfer and legending of debt securities; provided that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not adversely affect the rights of holders to transfer debt securities; or

•	obtain or maintain the qualification of the indenture under the Trust Indenture Act.

The consent of the holders of debt securities is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment, supplement or waiver under the indenture becomes effective, we are required to mail to holders of debt securities a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all holders of debt securities, or any defect therein, shall not impair or affect the validity of the amendment, supplement or waiver.

Concerning the Trustee

The trustee under the indenture is Citibank, N.A. The indenture provides that there may be more than one trustee under the indenture, each for one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under that indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only on the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed from one or more series of debt securities. All payments of principal of, and any premium and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities of a series will be effected by the trustee for that series at an office designated by such trustee.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise those rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of ours, the indenture places limitations on the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties concerning the debt securities, however, it must eliminate the conflict or resign as trustee.

Paying Agent and Registrar for the Debt Securities

We will maintain a paying agent and registrar for the debt securities of each series in the United States (the “paying agent”). The trustee will initially act as the paying agent for the debt securities of each series. We may change the paying agent or registrar under the indenture without prior notice to the holders of the debt securities of such series, and we or any of our affiliates may act as paying agent or registrar with respect to any series of the debt securities.

Upon our written request, the registrar shall provide us with a copy of the register to enable us to maintain a register of the debt securities of any series at our registered offices.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, incorporator or stockholder of us or any of our Subsidiaries, as such, will have any liability for any of our obligations under the debt securities, the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities, by accepting such debt security, waives and releases all such liability. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Governing Law

The indenture is, and the debt securities will be, governed by, and construed in accordance with, the laws of the State of New York. The indenture provides that, to the fullest extent permitted by law, the parties to the indenture and each holder of debt securities waive their rights to a jury trial with respect to litigation arising out of or in connection with the indenture.

Certain Definitions

“Additional Interest” means all additional interest on the debt securities then owing pursuant to the terms and conditions of a registration rights agreement (if any) in connection with such debt securities.

“Attributable Debt” means, as to any particular lease, the greater of:

(a)	the fair market value (as determined in good faith by us) of the property subject to the lease; or

(b)

the total net amount of rent required to be paid during the remaining term of the lease, discounted by the weighted average effective interest cost per annum of the outstanding notes of all series, compounded semi-annually.

“Capital Stock” means:

(c)	in the case of a corporation, corporate stock;

(d)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(e)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(f)

any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any one of the following:

(a)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our assets and the assets of our Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to us or one of our Subsidiaries;

(b)

the consummation of any transaction (including without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or our Subsidiaries, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding Voting Stock, measured by voting power rather than number of shares;

(c)

we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or the outstanding Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction; or

(d)	the adoption of a plan relating to our liquidation or dissolution.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Event.

“Consolidated Tangible Assets” means all assets of a Person, other than assets that are considered to be intangible assets, as set forth in such Person’s most recent consolidated balance sheet and computed in accordance with GAAP.

“Exempted Debt” means the sum, without duplication, of the following items outstanding as of the date Exempted Debt is being determined:

(a)

indebtedness of ours and our Restricted Subsidiaries incurred after the Initial Issue Date and secured by Liens created or assumed or permitted to exist as described above under the last paragraph of “—Covenants—Restrictions on Liens;” and

(b)

Attributable Debt of ours and our Restricted Subsidiaries in respect of all sale and lease-back transactions with regard to any Principal Property entered into as described above under the last paragraph of “—Covenants—Restrictions on Sale and Lease-back Transactions involving Principal Properties.”

“Fitch” means Fitch, Inc., a subsidiary of Finlac, S.A., and its successors.

“Funded Debt” means all indebtedness for money borrowed, including purchase money indebtedness, having a maturity of more than one year from the date of its creation or having a maturity of less than one year but by its terms being renewable or extendible at the option of the obligor, beyond one year from the date of its creation.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time and at the date of any computation. If there occurs a change in generally accepted accounting principles in the United States occurring after the Initial Issue Date and such change would cause a change in the method of calculation of any term or measure used in the indenture (an “Accounting Change”), then we may elect, as evidenced by our written notice to the trustee, that such term or measure shall be calculated as if such Accounting Change had not occurred; provided that, with respect to any Accounting Change, in our good faith determination, our election to calculate such term or measure as if such Accounting Change had not occurred will not be less favorable to the holders in any material respect than the method of calculation of such term or measure as in effect on the Initial Issue Date.

“holder” means each person in whose name the debt securities are registered on the registrar’s books.

“Initial Issue Date” means, with respect to any series of debt securities, the date of the original issuance of the first debt securities of such series.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); and the equivalent investment grade rating from any replacement Rating Agency or Agencies appointed by us.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest in respect of such asset. For the purposes of the foregoing, we or any of our Subsidiaries will be deemed to own, subject to a Lien, any asset that we have acquired or hold subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or political subdivision thereof.

“Principal Property” means our corporate headquarters and any warehouse or distribution center, together with any land, land improvements, buildings and fixtures related thereto, owned or leased at the Initial Issue Date or acquired after that date by us or any of our Restricted Subsidiaries and which is located within the United States, other than:

(a)	any property which in the opinion of our board of directors is not of material importance to the total business conducted by us as an entirety; or

(b)	any portion of a particular property which is similarly found not to be of material importance to the use or operation of such property.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided that, if any of Moody’s, S&P or Fitch ceases to rate the debt securities or fails to make a rating of the debt securities publicly available, we will appoint a replacement for such Rating Agency that is a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Ratings Event” means, with respect to a series of debt securities, (x) if the debt securities are at such applicable time rated by three Rating Agencies, ratings of the debt securities of that series are lowered by at least two of the Rating Agencies and the debt securities of that series are rated below Investment Grade by at least two of the Rating Agencies or (y) if the debt securities are at such applicable time rated by two Rating Agencies, ratings of the debt securities of that series are lowered by each of the Rating Agencies and the debt securities of that series are rated below Investment Grade by each of the Rating Agencies, in any case on any day during the period (the “Trigger Period”) commencing on the date 60 days prior to the first public announcement by us of any Change of Control (or pending Change of Control) and ending 60 days following consummation of such Change of Control (which Trigger Period will be extended for so long as the rating of the debt securities of that series is under publicly announced consideration for a possible downgrade by any of the applicable Rating Agencies, to the extent that a determination of a downgrade below Investment Grade by such Rating Agency would result in a Ratings Event).

“Restricted Subsidiary” means a Subsidiary of ours (a) of which substantially all the property is located, or substantially all the business is carried on, within the United States; and (b) which owns a Principal Property.

“S&P” means S&P Global Ratings, an S&P Global Inc. business, and its successors.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by that person and one or more other Subsidiaries of that person.

“Synthetic Lease” means, as to any Person, (i) a synthetic, off-balance sheet or tax retention lease, or (ii) an agreement for the use or possession of real or personal property, in each case, creating obligations that may not appear on the balance sheet of such Person but which, upon the application of any bankruptcy (or similar) law for the relief of debtors to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Trust Officer” means any officer within the corporate trust administration department of the trustee, with direct responsibility for performing the trustee’s duties under the Indenture and also means, with respect to a particular corporate trust matter relating to the Indenture, any other officer of the trustee to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Voting Stock” of any specified person as of any date means the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

FORMS OF SECURITIES

Each senior debt security will be represented by one or more global securities representing the entire issuance of securities or, if indicated in the applicable prospectus supplement, a certificate issued in definitive form to a particular investor. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Global securities name a depositary or its nominee as the owner of the senior debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Registered Global Securities

We may issue the registered senior debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any underwriters, dealers or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the securities represented by the registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the securities in definitive form; and

•	will not be considered the owners or holders of the securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal, premium, if any, and interest, if any, on senior debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee, or any other agent of ours or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in a registered global security held through the participants, as is now the case with the securities held for the accounts of customers registered in “street name.” We also expect that any of these payments will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering and sale by them or to investors directly or through agents. The accompanying prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Only those underwriters identified in such prospectus supplement are deemed to be underwriters in connection with the securities offered in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at prices determined as the applicable prospectus supplement specifies. The securities may be sold through an at-the-market offering, forward contracts or similar arrangements. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In connection with the sale of our securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers. Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts, commissions or concessions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act. Some of the underwriters, dealers or agents who participate in the securities distribution may engage in other transactions with, and perform other services for, us or our subsidiaries in the ordinary course of business.

Our common stock is currently listed on The New York Stock Exchange, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of any securities offered by this prospectus will be passed upon for us by Pillsbury Winthrop Shaw Pittman LLP.

EXPERTS

The consolidated financial statements and financial statement schedule of TD SYNNEX Corporation and subsidiaries as of November 30, 2023 and 2022, and for each of the years in the three-year period ended November 30, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of November 30, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. For further information about us, we refer you to the registration statement and to its exhibits and schedules. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. Statements contained in this prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You may read and obtain a copy of the registration statement without charge at the SEC’s website. The SEC’s website address is www.sec.gov.

We are subject to the information requirements of the Exchange Act. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. We also furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. You can obtain copies of these materials without charge at the SEC’s website noted above. You may also access the documents we file with the SEC on our website at www.tdsynnex.com, where information about us, including SEC filings, is also available free of charge. However, the information on, or accessible through, the SEC’s website and on our website are not part of, and are not incorporated by reference into this prospectus, any references to these websites or any other website are inactive textual references only, and you should not rely on any such information in making your investment decision.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus the following documents; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

•

Our Annual Report on Form 10-K for the fiscal year ended November 30, 2023, filed with the SEC on January  26, 2024 (the “2023 Annual Report”), including the portions of our Definitive Proxy Statement on Schedule 14A filed on February 5, 2024 and incorporated by reference into the 2023 Annual Report;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2024, filed with the SEC on April 4, 2024;

•

Our Current Reports on Form 8-K filed with the SEC on December  14, 2023, January  5, 2024, January  12, 2024, January  29, 2024, January  31, 2024, February  29, 2024, March  21, 2024, March  26, 2024 (Item 8.01), March  28, 2024, March  29, 2024 and April 5, 2024; and

•	The description of our common stock contained in Exhibit 4.1 of our Annual Report on Form 10-K for the fiscal year ended November 30, 2021, including any amendment or report updating such description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the completion of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website at www.tdsynnex.com is not incorporated into this prospectus.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered herewith. You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning TD SYNNEX Corporation at the following address:

TD SYNNEX Corporation

Attention: Corporate Secretary

16202 Bay Vista Drive

Clearwater, Florida 33760

(510) 656-3333

You should not assume that the information in this prospectus or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$1,150,000,000

TD SYNNEX Corporation

$550,000,000 4.300% Senior Notes due 2029

$600,000,000 5.300% Senior Notes due 2035

Joint Book-Running Managers

BofA Securities	HSBC	Scotiabank	Wells Fargo Securities
Citigroup		Mizuho

Co-Managers

BNP PARIBAS	Credit Agricole CIB	J.P. Morgan	MUFG

PNC Capital Markets LLC	SMBC Nikko	TD Securities

BBVA	Santander	SOCIETE GENERALE

October 7, 2025